EX-77Q1

McMorgan Funds
811-08370
Form N-SAR
Period Ending 11/30/07

77.Q1 - Exhibit

The following documents have been previously filed and are each incorporated herein by reference, as filed with the Securities and Exchange Commission:

A.
Agreement and Plan of Reorganization of the McMorgan Principal Preservation Fund, a series of the McMorgan Funds, with and into MainStay Principal Preservation Fund, a series of The MainStay Funds previously filed with Post-Effective Amendment No. 1 to Registration Statement No. 333-145347 on Form N-14 on December 28, 2007, as incorporated herein by reference.

B.
Agreement and Plan of Reorganization of the McMorgan Fixed Income Fund and McMorgan Intermediate Fixed Income Fund, both series of the McMorgan Funds, with and into MainStay Institutional Bond Fund, a series of The MainStay Funds previously filed with Post-Effective Amendment No. 1 to Registration Statement No. 333-145346 on Form N-14 on December 28, 2007, as incorporated herein by reference.

C.
Agreement and Plan of Reorganization of the McMorgan Equity Investment Fund, a series of the McMorgan Funds, with and into MainStay Common Stock Fund, a series of The MainStay Funds previously filed with Post-Effective Amendment No. 1 to Registration Statement No. 333-145345 on Form N-14 on December 28, 2007, as incorporated herein by reference.

D.	Form N-F filed on December 28, 2007, as incorporated herein by reference (Accession number: 0000950123-07-017158).

E.	Form N-8F/A filed on February 11, 2008, as incorporated herein by reference (Accession number: 0001144204-08-007472).